Exhibit 99.1

Trico Commences Prepackaged Bankruptcy;

Seeks January Confirmation Hearing Date

•	Restructuring Will Benefit Trico’s Creditors, Employees and Vendors

•	Trico Will Continue Business Operations Without Interruption and Expects to Emerge from Chapter 11 Quickly

HOUSTON - Trico Marine Services, Inc. (OTC.BB:–TMAR.PK) (the “Company” or “Trico”) today announced that, as previously indicated, it and two of its domestic subsidiaries have filed a “prepackaged” chapter 11 financial reorganization case to restructure and substantially reduce the Company’s debt, strengthen its balance sheet, and increase its liquidity. The prepackaged bankruptcy case was filed today in the United States Bankruptcy Court for the Southern District of New York. As part of its bankruptcy filing, the Company also filed with the Bankruptcy Court its prepackaged plan of reorganization.

Holders of the Company’s $250 million 8 7/8% senior notes due 2012 (the “Senior Notes”) voted overwhelmingly to accept the plan. The Company’s plan has received acceptances from 99.9% of the creditors who cast votes on the plan. Based on this high degree of support, it is expected that Trico will complete its restructuring quickly, with the Company’s exit from chapter 11 expected to occur in less than 60 days.

As previously indicated, the Company expects to continue normal operations throughout the restructuring process. All services provided to customers are expected to continue on a “business as usual” basis.

“We have worked over the last several months with our creditor groups to reach an agreement on a debt restructuring. During this period, we have made the necessary preparations to ensure that the restructuring does not impact the services that Trico provides to its customers. We intend to utilize this restructuring to strengthen our business. During the restructuring, services will remain unaltered and all vendors can expect timely payment for postpetition goods and services,” said Thomas Fairley, Trico’s Chief Executive Officer.

Debtor-in-Possession Financing

In connection with the commencement of bankruptcy, the Company also entered into a $75 million debtor-in-possession (“DIP”) financing facility with its existing U.S. lenders. The DIP facility is comprised of a $55 million term loan, which will be used to pay all of the outstanding indebtedness under the Company’s existing U.S. secured term loan, and a new $20 million revolving credit facility. Following court approval, the new funding will supplement Trico’s existing capital and allow the Company to meet its obligations related to the operation of its businesses, fulfill its payroll obligations, and pay vendors for goods and services provided after the bankruptcy filing.

“Trico’s operating cash, together with the amounts obtained under its debtor-in-possession financing facility, will enable it to operate its business and emerge from bankruptcy stronger, more streamlined, and in a better position to achieve our business goals,” said Fairley. Upon effectiveness of Trico’s plan of reorganization, and the satisfaction of certain conditions precedent thereunder, the DIP facility will convert into a $75 million exit financing facility, comprised of a $55 million term loan and a $20 million revolving credit facility, which will provide the reorganized Company with liquidity for working capital and other general corporate purposes.

The Chapter 11 Filings

In addition to the Chapter 11 petitions and the plan of reorganization, Trico asked the Bankruptcy Court to consider several motions benefiting its employees, vendors, service providers, customers, and other stakeholders. Trico has asked for the Bankruptcy Court’s permission to continue paying its employees’ salaries and benefits, paying its vendors, maintaining its cash management systems, and to obtain financing. Trico’s proposed payment of its prepetition debts, such as outstanding payments to the Company’s vendors and service providers, is subject to the approval of the Bankruptcy Court.

The Company made its bankruptcy filings in accordance with the Bankruptcy Court’s special guidelines for “prepackaged” bankruptcy cases, pursuant to which Trico solicited and obtained the consent of its creditors to its plan of reorganization prior to the filing of the Chapter 11 cases. This pre-filing solicitation is expected to shorten the duration of Trico’s bankruptcy. Trico expects to emerge from bankruptcy very quickly, subject to the Bankruptcy Court’s approval and hearing schedule, perhaps in 60 days or less. Trico asked the Bankruptcy Court to set a plan confirmation hearing date within 30-45 days from today.

Chapter 11 petitions have been filed by the following three Trico entities: Trico Marine Services, Inc.; Trico Marine Assets, Inc.; and Trico Marine Operators, Inc. Non-filing entities not affected by these bankruptcy proceedings include Trico Marine International, Inc. and the following 11 direct and indirect foreign affiliates of Trico: Trico Servicos Maritimos Ltda. (Brazil); Coastal Inland Marine Services Ltd. (Nigeria); Trico Marine International, Ltd. (Cayman); Trico Marine International Holdings B.V. (Netherlands); Trico Supply AS (Norway); Trico Shipping AS (Norway); Trico Supply (UK) Limited (England & Wales); Albyn Marine Limited (England & Wales); CHH-Trico PTE Ltd. (Singapore); Servicos de Apoyo Maritimo de Mexico, S. de R.L. de C.V. (Mexico); and, finally, Naviera Mexicana de Servicios, S. (Mexico).

The Trico Plan

As part of Trico’s plan of reorganization, the holders of the Senior Notes will receive, in exchange for their total claims (including principal and accrued and unpaid interest), 100% of the fully diluted new common stock of the reorganized Trico Marine Services, Inc., before giving effect to (i) the exercise of warrants to be distributed to the Company’s existing holders of common stock pursuant to the plan and (ii) a new employee option plan. On the effective date of the plan of reorganization, the sole equity interests in the reorganized Company will consist of the new common stock issued to the holders of the Senior Notes, the warrants, and options to be issued to employees. Copies of the plan of reorganization, disclosure statement and related documents will be available at www.kccllc.net/trico.

The Company’s obligations under existing operating leases, or trade credit extended to the Company by its vendors and suppliers, will be unaffected by the restructuring and will be paid in full.

Under the terms of the plan, Thomas Fairley will continue as the Company’s Chief Executive Officer, and Trevor Turbidy will continue as the Company’s Chief Financial Officer. Joseph Compofelice will remain Trico’s non-executive Chairman of the Board of Directors.

Advisors

In connection with the financial restructuring of the Company, the Company has been represented by Lazard Fréres & Co. LLC as financial advisors and Kirkland & Ellis LLP as legal advisors. The supporting holders of the Senior Notes have been represented by Houlihan Lokey Howard & Zukin Capital, Inc. as financial advisors and by Bingham McCutchen LLP as legal advisors.

The Oil and Gas Exploration Industry

Trico’s reorganization follows a period of negative operating results attributable to weak demand for its vessels in the Gulf of Mexico and the North Sea. In response, Trico has cut costs to preserve liquidity, refinanced its credit facilities and sold some vessels. Other vessels have been relocated to more active markets to improve operating results. Trico will continue these measures under its new ownership and capital structure. The restructuring of Trico is designed to reenergize Trico’s efforts to expand and compete in regions expected to become more active sites of oil and gas exploration.

About Trico

Trico provides a broad range of marine support services to the oil and gas industry, primarily in the Gulf of Mexico, the North Sea, Latin America, and West Africa. The services provided by the Company’s diversified fleet of vessels include the marine transportation of drilling materials, supplies and crews, and support for the construction, installation, maintenance and removal of offshore facilities. Trico has principal offices in Houma, Louisiana and Houston, Texas. Please visit our website at http://www.tricomarine.com for additional information.

THE MATTERS DISCUSSED HEREIN CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD- LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE SPECIFICALLY RECITED HEREIN, AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR

DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS.

THE DISCUSSION OF THE MATTERS HEREIN SHOULD BE READ IN CONJUNCTION WITH THE ASSUMPTIONS, QUALIFICATIONS AND EXPLANATIONS SET FORTH HEREIN AND THE HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES AND SCHEDULES THERETO, INCORPORATED HEREIN BY REFERENCE TO THE COMPANY’S ANNUAL REPORT ON FORM 10-KA FOR THE YEAR ENDED DECEMBER 31, 2003 AND THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2004.

THE RESTRUCTURING PROCESS PRESENTS INHERENT MATERIAL UNCERTAINTY. IT IS NOT POSSIBLE TO DETERMINE THE LENGTH OF TIME IT WILL TAKE THE COMPANY TO COMPLETE ITS RESTRUCTURING, OR THE OUTCOME OF THE RESTRUCTURING IN GENERAL. IN ADDITION, THE IMPLEMENTATION OF A PLAN OF REORGANIZATION IS DEPENDENT UPON A NUMBER OF CONDITIONS TYPICAL IN SIMILAR REORGANIZATIONS, INCLUDING COURT APPROVAL OF THE PLAN OF REORGANIZATION.

WHILE THE COMPANY IS IN THE PROCESS OF RESTRUCTURING, INVESTMENTS IN ITS SECURITIES WILL BE HIGHLY SPECULATIVE. SHARES OF THE COMPANY’S COMMON STOCK WILL LIKELY HAVE LITTLE OR NO VALUE, OTHER THAN THE VALUE OF THE COMPANY’S WARRANTS TO BE ISSUED PURSUANT TO THE PROPOSED PLAN OF REORGANIZATION. THE VALUE OF ITS SENIOR NOTES IS SIGNIFICANTLY IMPAIRED AND MAY BE FURTHER IMPAIRED.